                          CERTIFICATE OF INCORPORATION

                                       OF

                               INTELLECTION, INC.


FIRST:         The name of the Corporation is Intellection, Inc.
               (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:        A.   The total number of shares which the Corporation shall
               have authority to issue is 20,000,000 shares of capital stock.

               B. Of such authorized shares, Fifteen Million (15,000,000) shares shall be designated "Common Stock", and have a par value of $.001.

               C. Of such authorized shares, Five Million (5,000,000) shares shall be designated "Preferred Stock", and have a par value of $.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number or shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:         The name and mailing address of the incorporator is as follows:

                      NAME                      MAILING ADDRESS
                      ----                      ---------------
               Steven E. Bochner       Wilson, Sonsini, Goodrich & Rosati
                                       Two Palo Alto Square
                                       Suite 900
                                       Palo Alto, CA  94306

SIXTH:         The Corporation is to have perpetual existence.

SEVENTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

EIGHTH:        A.   At each annual meeting of stockholders, directors of
               the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. At the annual meeting of stockholders (the "First Public Company Annual Meeting") following the closing of a public offering of the Corporation's Capital Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (a "Public Offering"), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the First Public Company Annual Meeting. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

               B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board or Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

NINTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ELEVENTH:      To the fullest extent permitted by the Delaware General
               Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

               Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TWELFTH: At the election of directors of the Corporation, each holder of stock of any class of series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes; provided that, notwithstanding the above and any provision contained in this Certificate of Incorporation to the contrary, effective upon a Public Offering, the holders of stock of any class or series shall no longer be entitled to such cumulative voting rights.

THIRTEENTH:    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

FOURTEENTH:    Effective upon the closing of a Public Offering, stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

FIFTEENTH:     Notwithstanding any other provisions of this Certificate of
               Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles EIGHTH, TWELFTH, FOURTEENTH or FIFTEENTH or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 26% or more of the voting power of the Corporation's outstanding capital stock.

SIXTEENTH:     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


               THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 8th day of January, 1992.



                                       /s/ Steven E. Bochner
                                       ---------------------
                                       Steven E. Bochner

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

--------------------------------------------------------------------------------

Intellection, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:   That a meeting of the Board of Directors of Intellection, Inc.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaration said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows: The name of the Corporation is I2 Technologies, Inc. (the "Corporation").

SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Intellection, Inc. has caused this certificate to be signed by Sanjiv Sidhu, its President and Sanjiv Sidhu, its Secretary this 14th day of February, 1994.



                                       By:  /s/ Sanjiv Sidhu
                                            --------------------
                                               President

                                       Attest:  /s/ Sanjiv Sidhu
                                                ----------------
                                                   Secretary

                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                                      OF
                             i2 TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION

--------------------------------------------------------------------------------

          i2 Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST:   The name of the Corporation is i2 Technologies, Inc. and the
Corporation was originally incorporated on January 9, 1992 pursuant to the General Corporation Law of the State of Delaware; and

          SECOND: The following resolutions amending the Corporation's Certificate of Incorporation were approved by the Board of Directors of the Corporation at a special meeting of the Board of Directors of The Corporation held April 8, 1995, and were duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law at a Special Meeting of Stockholder held on April 8, 1995.

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall read in full as follows:

          FIRST: The name of this Corporation is i2 Technologies, Inc. (the "Corporation")

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by changing paragraph B. of the Article thereof numbered "FOURTH" so that, as amended, said paragraph of said Article shall read in full as follows:

               B.   Of such authorized shares, Fifteen Million
               (15,000,000) shares shall be designated "Common Stock", and have a par value of $.0005 per share. Effective upon filing of this Certificate of Amendment of Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each outstanding share of the Corporation's previously authorized common Stock, par value $.001 per share, shall be split into two (2) shares of the Corporation's Common Stock authorized hereunder.

                                 *     *     *

      IN WITNESS WHEREOF, i2 Technologies, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 10th day of April, 1995.

                                       i2 Technologies, Inc.


                                       By:  /s/ Sanjiv Sidhu
                                          ------------------
                                          Sanjiv Sidhu
                                          President


ATTEST:


/s/ Ken Sharma
--------------
Ken Sharma
Secretary

                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                                       OF
                            i2 TECHNOLOGIES, INC.,
                            A DELAWARE CORPORATION

--------------------------------------------------------------------------------

          i2 Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST:   The name of the Corporation is i2 Technologies, Inc. and
the Corporation was originally incorporated on January 9, 1992 pursuant to the General Corporation Law of the State of Delaware; and

          SECOND: The following resolution amending the Corporation's Certificate of Incorporation was approved by an Action by Unanimous Written Consent of the Board of Directors of the Corporation dated June 26, 1995, and was duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the sole stockholder of the Corporation pursuant to a Written Consent of the Sole Stockholder of the Corporation dated June 26, 1995:

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by amending paragraphs A. and B. of the Article thereof numbered "FOURTH" so that, as amended, said paragraphs of said Article shall read in full as follows:

          "A. The total number of shares which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of capital stock.

          B. Of such authorized shares, Twenty Five Million (25,000,000) shares shall be designated "Common Stock," and have a par value of $.0005 per share."

                                 *     *     *

IN WITNESS WHEREOF, i2 Technologies, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 27th day of June, 1995.

                                       i2 Technologies, Inc.



                                       By:  /s/ Sanjiv Sidhu
                                            ---------------------------
                                            Sanjiv Sidhu, President



ATTEST:


/s/ Ken Sharma
---------------------
Ken Sharma, Secretary

                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                                       OF
                             i2 TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION

--------------------------------------------------------------------------------

          i2 Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The name of the Corporation is i2 Technologies, Inc. and the Corporation was originally incorporated on January 6, 1992 pursuant to the General Corporation Law of the State of Delaware; and

          SECOND: The following resolution amending the Corporation's Certificate of Incorporation was approved by an Action by Unanimous Written Consent of the Board of Directors of the Corporation dated December 14, 1995, and was duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the sole stockholder of the Corporation pursuant to a Written Consent of the Sole Stockholder of the Corporation dated December 14, 1995:

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by appending the following sentence to paragraph B. of the Article thereof numbered "FOURTH":

          "Effective upon filing of this Certificate of Amendment of Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each outstanding share of the Corporation's authorized Common Stock as of the date of such filing shall be split into two (2) shares of the Corporation's Common Stock authorized under the Certificate of Incorporation."

                                 *     *     *

          IN WITNESS WHEREOF, i2 Technologies, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 14th day of December, 1995.

                                       i2 Technologies, Inc.



                                       By:  /s/ Sanjiv Sidhu
                                            -----------------------
                                            Sanjiv Sidhu, President



ATTEST:

/s/ Ken Sharma
---------------------
Ken Sharma, Secretary

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                             i2 TECHNOLOGIES, INC.


     i2 TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

     FIRST: That in lieu of a meeting and vote of the directors of the Corporation, by unanimous written consent filed with the Corporation in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the directors of the Corporation adopted resolutions approving and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

     BE IT RESOLVED, that, subject to the approval of the Corporation's stockholders, the Certificate of Incorporation of the Corporation be amended by amending paragraphs A and B of the Article thereof numbered "FOURTH" so that, as amended, said paragraphs shall read in full as follows:

     "A. The total number of shares which the Corporation shall have authority to issue is TWO HUNDRED AND FIVE MILLION (205,000,000) shares of capital stock.

     B. Of such authorized shares, TWO HUNDRED MILLION (200,000,000) shares shall be designated "Common Stock," and have a par value of $.00025."

     SECOND: That at a meeting of the stockholders of the Corporation called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, the required percentage of shares of stock of the Corporation voted in favor of said amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned officer of i2 Technologies, Inc. has hereunto set his hand this 26th day of May 1998.

                                   i2 TECHNOLOGIES, INC.


                                   By: /s/ DAVID F. CARY
                                      ------------------------------------------
                                      David F. Cary
                                      Vice President and Chief Financial Officer